CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Triangle Bancorp, Inc. on Form S-4 (File No. 333-XXXX) of our report dated January 20, 1997, on our audits of the consolidated financial statements of Triangle Bancorp, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report has been included in Triangle Bancorp, Inc.'s 1996 Annual Report on Form 10-K, and, our report dated December 19, 1997 on our audit of the supplemental consolidated financial statements of Triangle Bancorp, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, giving retroactive effect to the merger consummated on October 2, 1997, which report has been included in the Form 8-K dated December 22, 1997. We also consent to the reference to our firm under the captions "Conditions to Consummation of the Merger", "Certain Federal Income Tax Consequences"", "Accounting Treatment", "Legal and Tax Matters" and "Experts."


/s/ Coopers & Lybrand L.L.P.
---------------------------
    Coopers & Lybrand L.L.P.

Raleigh, North Carolina
January 9, 1998



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CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Triangle Bancorp, Inc. on Form S-4 (File No. 333- ) of our report dated January 17, 1997, on our audits of the consolidated financial statements of Guaranty State Bancorp as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report has been included in Guaranty State Bancorp's 1996 Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Conditions to Consummation of the Merger", "Certain Federal Income Tax Consequences", "Accounting Treatment", "Legal and Tax Matters" and "Experts."


/s/ Coopers & Lybrand L.L.P.
---------------------------
    Coopers & Lybrand L.L.P.

Raleigh, North Carolina
January 9, 1998

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